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                                                                    EXHIBIT 10.1



                    SETTLEMENT AGREEMENT AND GENERAL RELEASE


        THIS SETTLEMENT AGREEMENT is entered into on September 30, 1999 (the "EFFECTIVE DATE," as defined herein), by and between Emeritus Corporation ("EMERITUS" or "PLAINTIFF") and ARV Assisted Living, Inc. ("ARV" or "DEFENDANT") (Plaintiff and Defendant together being referred to herein as the "PARTIES").

                                    RECITALS

        A. Plaintiff and Defendant are parties to an action entitled Emeritus Corporation v. ARV Assisted Living, Inc., Case No. 793420, which was filed in the Superior Court of the State of California, County of Orange (the "RIGHTS PLAN ACTION").

        B. The Rights Plan Action was tried before the Honorable Bruce W. Sumner on June 14, 15, 17, and 18, 1999.

        C. The Court rendered a statement of decision on July 2, 1999, awarding Plaintiff $5,405,482.00 in damages plus costs as provided by law (the "DECISION").

        D. Plaintiff asserts that it has incurred assessable costs in the amount of $26,150.07 in the Rights Plan Action and that, as a result of the Decision, it is owed the sum of $5,431,632.07.

        E. Both Parties have concluded, without waiving, admitting or conceding any liability for the claims asserted against Defendant, and believing that each has meritorious positions on any appeal of the Decision, that they will


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]
enter into this Settlement Agreement to avoid the further expense, inconvenience and burden related to the Rights Plan Action.

                                    AGREEMENT

         Based on the foregoing facts and circumstances, it is agreed by and between the undersigned, on behalf of Plaintiff and Defendant, that the Rights Plan Action be settled, compromised and dismissed on the merits and with prejudice on the following terms and conditions:

        1. Defendant shall discharge the amount which Plaintiff contends is owed to it as stated in paragraph D of the Recitals above on the following terms and conditions:

               (a) Contemporaneous with the execution of this Settlement Agreement, but in no case later than September 30, 1999, Defendant agrees to make an indefeasible payment of the sum of $1,500,000 to Plaintiff. The sum shall be paid in immediately available funds to Account No. 01533382 at Morgan Guaranty Trust Company of New York - Delaware, an account held in the name of Plaintiff's counsel, Davis Polk & Wardwell (ABA No. 031100238).

               (b) Contemporaneous with the execution of this Settlement Agreement, Defendant shall provide to Plaintiff a promissory note (the "NOTE") in the amount of $3,500,000.00 and in the form attached hereto as Exhibit B.

               (c) Contemporaneous with the execution of this Settlement Agreement, Defendant shall cause Rossmore Renovation, LLC, a



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        Delaware limited liability company in which the Defendant is the sole member, to execute and to provide to Plaintiff a guaranty together with the subordination agreement attached thereto by Defendant (the "GUARANTY") in the form attached hereto as Exhibit C, which guarantees Defendant's obligations under the Note and hereunder, and a deed of trust (the "DEED OF TRUST") in the form attached hereto as Exhibit D, constituting a first deed of trust on the fee interest in the property known as 445 North Rossmore, Avenue, Los Angeles, California (the "PROPERTY") owned by Rossmore.

               (d) Contemporaneous with the execution of this Settlement Agreement, Defendant shall deliver, or cause the appropriate party(ies) to deliver, all at Defendant's expense, the following executed documents (the Request for Dismissal, the Guaranty, the Deed of Trust and the documents listed below in (i) through (vi) and in paragraph 1(e) are collectively the "RELATED DOCUMENTS"):

                      (i) an environmental indemnity agreement by Defendant and Rossmore in favor of Plaintiff in the form attached hereto as Exhibit E;

                      (ii) a financial officer's certificate by the chief financial officers of Defendant and Rossmore addressed to Plaintiff in the form attached hereto as Exhibit F;

                      (iii) an irrevocable commitment (the "TITLE COMMITMENT") by Fidelity National Title Insurance Company (the



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               "TITLE COMPANY") for its loan title insurance policy (the "TITLE
               POLICY") in the amount of $3,500,000.00, dated the date of delivery of the Deed of Trust, attached hereto as Exhibit G, including the changes marked thereon, insuring Plaintiff as the holder of a valid first deed of trust on the Property, subject only to the exceptions listed in items 1 through 4 on Schedule B-2 to the Title Commitment, and otherwise in form and substance satisfactory to Plaintiff; and the Defendant will cause the closing conditions listed in Schedule B-1 to the Title Commitment to be satisfied and will pay the premium for the Title Policy;

                      (iv) copies of the organization documents of Defendant and Rossmore (including without limitation certificates of incorporation, by laws, limited liability agreements), resolutions by each of Defendant and Rossmore authorizing the execution, delivery and performance of the Related Documents executed by it, and certificates of incumbency of the officers executing the documents on behalf of Defendant and Rossmore, respectively, all certified to by the Secretary/ies of Defendant and Rossmore, respectively, and all in form and substance satisfactory to Plaintiff;

                      (v) a long form good standing certificate with respect to each of Defendant and Rossmore from the secretary of state of the state in which it is organized and, if it is organized in a state other than California, from the secretary of state of California;



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                      (vi)   an opinion of Douglas Armstrong, general counsel
               for Defendant and Rossmore in the form attached hereto as Exhibit H; and

                      (vii) financing statements relating to the Deed of Trust in the form attached hereto as Exhibit I (the "UCC-1S").

               (e) Within five business days of the Effective Date, Defendant shall cause to be delivered a copy of the survey prepared by Van Dell and Associates, Inc., dated March 5, 1999 (the "ORIGINAL SURVEY"), redated to a date not more than 10 days prior to the date hereof, certified to Plaintiff and the Title Company, and showing no changes in the state of facts shown on the Original Survey.

               (f) If (i) there is a Default (as defined in the Note) pursuant to the terms of the Note, or (ii) Defendant has not prepaid the principal amount of the Note in accordance with the prepayment schedule as set forth in the Note, then Defendant shall pay to Plaintiff the remaining sum of the amount identified in paragraph D of the Recitals, i.e. the sum of $431,632.07, in cash on the earlier to occur of the date of Default or the Maturity Date (as defined in the Note), which sum shall become immediately due and payable on said date without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Defendant; in the event of the indefeasible payment in full of the Note by on or before April 30, 2001, unless there has been a default under the Note, Plaintiff agrees to waive any claim for said $431,632.07.


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        2.     Contemporaneous with the execution of this Settlement Agreement, counsel for Plaintiff is hereby instructed to deliver to counsel for Defendant a request for dismissal with prejudice of the Rights Plan Action in the form attached hereto as Exhibit A (the "REQUEST FOR DISMISSAL"). Counsel for Defendant is authorized to file the Request for Dismissal with the Orange County Superior Court on the ninety-third day after the later to occur of (a) the fulfillment by Defendant of its obligations under paragraph 1(d) above in a manner acceptable to Plaintiff, (b) the recording of the Deed of Trust, or (c) the filing of the UCC-1s, provided that neither Defendant not Rossmore has instituted a proceeding for relief under the federal bankruptcy laws or had an involuntary proceeding filed against either of them under such laws on or before the later to occur of said ninety-three day period or the date of the filing the Request for Dismissal. Plaintiff shall record the Deed of Trust and file the UCC-1s as promptly as possible after receipt and in any event not more than two business days thereafter. It is the intent of the Parties that the Rights Plan Action shall be dismissed prior to the entry of judgment by the Court. To this end, the Parties shall cooperate in making such requests and/or motions to the Court as are necessary to seek a continuance of further proceedings (including holding the Statement of Decision in abeyance) until such time as the Request for Dismissal can be filed hereunder. Should the Court require some other procedure to delay the filing of the Decision until this settlement is consummated, the parties shall take such other actions as may be reasonably required or appropriate to accomplish the same.



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        3.     Except as provided in paragraph 1, Plaintiff and Defendant shall not be liable for each other's costs, fees or expenses, or the costs, fees and expenses of their respective attorneys, experts, advisors, agents or representatives, relating to or arising from the Rights Plan Action.

        4. In light of the importance and sensitivity of the terms of this Settlement Agreement to the Parties, the terms and amount of this Settlement Agreement and the Note shall be confidential and shall not be disclosed to any person. The Parties agree to issue a joint press release announcing this Settlement in a form to be determined by the Parties and to make no further statements about this settlement.

        5. Notwithstanding the provisions of paragraph 4, the Parties may disclose the terms and amount of this Settlement Agreement and the Note (i) to the extent required by law or pursuant to an order or a subpoena by a court or governmental agency of competent jurisdiction, (ii) to the extent necessary to give notice to, or pursue any claim against, any insurer, (iii) to the extent necessary to comply with the disclosure requirements of the securities laws,
(iv) to their respective accountants, auditors, actual lenders and/or prospective lenders as is reasonably necessary, or (v) to enforce any part or all of this Settlement Agreement and the Note. Notwithstanding the provisions of paragraph 4, the Parties may file under seal with the Court (the Honorable Bruce
W. Sumner, Judge) a copy of this Settlement Agreement.

        6. Except with respect to the obligations of Defendant and Rossmore herein, upon filing the Request for Dismissal in accordance with the provisions of



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paragraph 2, each Party (including for purposes of this paragraph its present and former, and direct and indirect, parents, subsidiaries, divisions and affiliates; its present and former stockholders, officers, directors, employees, agents, legal representatives and insurers; and its predecessors, heirs, executors, administrators, successors, purchasers and assigns) shall, and does hereby, release and forever discharge the other Party (including for purposes of this paragraph its present and former, and direct and indirect, parents, subsidiaries, divisions and affiliates; its present and former stockholders, officers, directors, employees, agents, legal representatives and insurers; and its predecessors, heirs, executors, administrators, successors, purchasers and assigns) from any and all manner of action or actions, causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, losses, claims, counterclaims, demands, attorneys' fees, costs or expenses, damages and remedies, known or unknown, suspected or not suspected to exist, fixed or contingent (the "CLAIMS"), which either Party now has or may have against the other Party, by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof, including but not limited to, Claims arising out of, based upon, or relating to the fact of this settlement, the Rights Plan Action, the tender offer by Plaintiff for the stock of Defendant, and/or the transactions between Defendant, on the one hand, and Prometheus Assisted Living, LLC, and/or Lazard Freres Real Estate Investors, LLC, or any of their affiliates, on the other hand.

        7. Plaintiff and Defendant hereby represent, warrant, and acknowledge to the other that they have received independent legal advice from



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their respective attorneys regarding the advisability of executing this
Agreement and giving the releases provided for herein, and hereby acknowledge the provisions of Section 1542 of the California Civil Code, which provides as follows:

        "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Plaintiff and Defendant, being aware of Section 1542, hereby expressly waive and relinquish any rights or benefits they have or may have thereunder in connection with the releases provided herein, as well as under any other California or Federal statute or common law principle of similar effect. Each party acknowledges that it is aware that it or its attorney may hereafter discover facts different from or in addition to the facts which it or its attorney now knows or believes to be true with respect to the subject matter of this Agreement, but that it is their intention hereby to settle fully, finally, absolutely and forever any and all claims, disputes and differences which do now exist or heretofore have existed between Plaintiff, on the one hand, and Defendant, on the other. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete releases notwithstanding discovery of any such different or additional facts.

        8. Neither this Settlement Agreement (including all exhibits hereto), nor the compromise and settlement provided for herein, nor any statement made, action taken or documents prepared in connection with the negotiation, execution



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or implementation of this Settlement Agreement, shall be deemed, construed, or offered as evidence of any admission by either Party of any liability or basis of liability or used for any other purpose in any litigation; provided, however, that nothing herein shall in any way limit the use of this Settlement Agreement and the Note as evidence in a proceeding to enforce any or all of the provisions of this Settlement Agreement or Note.

        9. This Settlement Agreement, the Note, and the Related Documents shall be binding upon, and inure to the benefit of, the successors, assigns and heirs of the Parties.

        10. This Settlement Agreement, the Note, and the Related Documents contain an entire, complete, and integrated statement of each and every term and provision agreed to by and among the Parties; they are not subject to any condition not provided for herein. This Settlement Agreement shall not be modified in any respect except by a writing executed by all the signatories hereto.

        11. The Parties represent that they have been represented in the negotiations for and in the preparation of this Settlement Agreement, the Note, and the Related Documents by counsel of their own choosing; that they have read this Settlement Agreement, the Note, and the Related Documents or have had those documents read to them by their counsel; and that they are fully aware of their contents and legal effect. Neither of the Parties hereto, nor their counsel, shall be considered to be the drafter of this Settlement Agreement, the Note, and the Related Documents or any provision thereof for the purpose of any statute,



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case law or rule of interpretation or construction that would or might cause any provision to be construed against the drafter.

        12. All terms of this Settlement Agreement, the Note, and the Related Documents shall be governed by and interpreted according to the substantive laws of the State of California without regard to its choice of law or conflict of laws principles.

        13. Any notice or other communication hereunder must be given in writing and (a) delivered in person, or (b) mailed by certified or registered mail, postage prepaid, receipt requested, as follows:


If to ARV Assisted Living, Inc.,

addressed to:  ARV Assisted Living, Inc.
               245 Fischer Avenue, D-1
               Costa Mesa, California 92626-4539
               Attention: Douglas M. Pasquale, President

If to Emeritus Corporation,

addressed to:  Emeritus Corporation
               3131 Elliott Avenue
               Suite 500
               Seattle, Washington  98121
               Attention: Raymond R. Brandstrom

or to such other address or to such other person as any party shall have last designated by such notice to the other party. Each such notice or other communication as described herein shall be effective (i) if given by mail, three days after such communication is delivered in the mails as provided above,



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whether or not accepted by the addressee, or (ii) if given by any other means, when actually delivered to such address.

        14. The signatories to this Settlement Agreement covenant and represent that they are fully authorized to enter into and to execute this Settlement Agreement.

        15. The Parties covenant and represent that they have not assigned, transferred or encumbered to any person, corporation, partnership, joint venture, limited liability company or any other entity, any right, claim or interest, they have or may have in any of the claims released herein. Each Party agrees to indemnify and hold the other Party harmless from and against any liabilities, claims, demands, damages, costs, expenses and attorneys' fees incurred by that other Party as a result of any person asserting any such assignment or transfer. It is the intention of the Parties that this indemnity does not require payment as a condition precedent to recovery hereunder.

        16. If any Party to this Agreement brings an action or proceeding to enforce its rights hereunder, the prevailing Party shall be entitled to recover its costs and expenses, including all costs and attorneys' fees, if any, incurred in connection with such action or proceeding.

        17. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of the transactions contemplated is not affected in any manner materially adverse to any Party. In the event of any such determination, the Parties agree to negotiate in



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good faith to modify this Agreement to fulfill as closely as possible the original intent and purposes hereof. To the extent permitted by law, the Parties hereby to the same extent waive any provisions of law that renders any provision hereof prohibited or unenforceable in any respect.




















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        18.    This Settlement Agreement may be executed in counterparts.
Facsimile signatures shall be considered as valid signatures as of the date hereof, although the original signature pages shall thereafter be appended to this Settlement Agreement.

                                     "PLAINTIFF"

                                     EMERITUS CORPORATION

                                     BY: ______________________________________
                                           Daniel R. Baty
                                     Its: Chairman and Chief Executive Officer

                                     "DEFENDANT"

                                     ARV ASSISTED LIVING, INC.

                                     BY: ______________________________________
                                           Douglas M. Pasquale
                                     Its: President and Chief Executive Officer

APPROVED AS TO FORM

DAVIS POLK & WARDWELL
PHILLIP R. MILLS

By:____________________________________
     Phillip R. Mills
Attorneys for Emeritus Corporation

LATHAM & WATKINS
MORRIS A. THURSTON

By:____________________________________
     Morris A. Thurston
Attorneys for ARV Assisted Living, Inc.







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